Exhibit Number

99.1

Investor Contact:	W. Larry Cash
Executive Vice President
and Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

THIRD QUARTER 2012 RESULTS WITH NET OPERATING REVENUES OF $3.2 BILLION

FRANKLIN, Tenn. (October 30, 2012) - Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three and nine months ended September 30, 2012.

Net operating revenues for the three months ended September 30, 2012, totaled $3.2 billion, a 9.0 percent increase compared with $2.9 billion for the same period in 2011. Income from continuing operations decreased to $58.8 million, or $0.49 per share (diluted), for the three months ended September 30, 2012, compared with $95.8 million, or $0.86 per share (diluted), for the same period in 2011. Net income attributable to Community Health Systems, Inc. common stockholders was $0.49 per share (diluted) for the three months ended September 30, 2012, compared with $0.83 per share (diluted) for the same period in 2011. The results for the three months ended September 30, 2012, include a $0.37 per share (diluted) loss from the early extinguishment of debt. Excluding this item, both income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders were $0.86 per share (diluted) for the three months ended September 30, 2012. Weighted-average shares outstanding (diluted) were 90.0 million for the three months ended September 30, 2012, and 89.9 million for the three months ended September 30, 2011.

Adjusted EBITDA for the three months ended September 30, 2012, was $477.3 million compared with $453.5 million for the same period in 2011, representing a 5.2 percent increase. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt and net income attributable to non-controlling interests. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the three months ended September 30, 2012, was $294.9 million compared with $235.6 million for the same period in 2011.

The consolidated operating results for the three months ended September 30, 2012, reflect a 5.0 percent increase in total admissions and a 6.3 percent increase in total adjusted admissions compared with the same period in 2011. On a same-store basis, admissions decreased 0.3 percent while adjusted admissions increased 0.8 percent compared with the same period in 2011. On a same-store basis, net operating revenues increased 4.0 percent compared with the same period in 2011.

Net operating revenues for the nine months ended September 30, 2012, totaled $9.8 billion, a 9.6 percent increase compared with $8.9 billion for the same period in 2011. Income from continuing operations decreased to $260.6 million, or $2.27 per share (diluted), for the nine months ended September 30, 2012, compared with $280.3 million, or $2.49 per share (diluted), for the same period in 2011. Net income attributable to Community Health Systems, Inc. common stockholders was $2.27 per share (diluted) for the nine months ended September 30, 2012, compared with $1.87 per share (diluted) for the same period in 2011. The results for the nine months ended September 30, 2012, include a $0.48 per share (diluted) net benefit from the resolution of an industry wide governmental settlement and a payment update relating to prior periods, a $0.10 per share (diluted) charge to establish reserves for certain legal matters, and a $0.81 per share (diluted) loss from the early extinguishment of debt. Excluding these previously mentioned items, both income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders were $2.70 per share (diluted) for the nine months ended September 30, 2012. Weighted-average shares outstanding (diluted) were 89.5 million for the nine months ended September 30, 2012, and 91.3 million for the nine months ended September 30, 2011.

CYH Announces Third Quarter 2012 Results

October 30, 2012

Adjusted EBITDA for the nine months ended September 30, 2012, was $1.5 billion compared with $1.4 billion for the same period in 2011, representing a 9.0 percent increase. Net cash provided by operating activities for the nine months ended September 30, 2012, was $777.9 million compared with $820.2 million for the same period in 2011.

The consolidated operating results for the nine months ended September 30, 2012, reflect a 3.7 percent increase in total admissions and a 6.7 percent increase in total adjusted admissions compared with the same period in 2011. On a same-store basis, admissions decreased 1.6 percent while adjusted admissions increased 1.3 percent compared with the same period in 2011. On a same-store basis, net operating revenues increased 4.3 percent compared with the same period in 2011.

Commenting on the results, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc. said, “Community Health Systems delivered another strong financial and operating performance in the third quarter of 2012. Operating revenue increased nine percent and adjusted EBITDA increased five percent over the prior year period. We continue to demonstrate favorable results on a same-store basis with revenues up four percent and volume trends stabilizing. Our standardized business platform has enabled us to reduce costs, recruit qualified physicians and improve local hospital services.

“We are also pleased that over the last several months we have extended almost all of our long-term debt. We have laddered our maturities to 2017, 2018, 2019 and 2020,” added Smith.

Included on pages 14, 15 and 16 of this press release are tables setting forth the Company’s updated 2012 annual earnings guidance.

Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute-care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 135 hospitals in 29 states with an aggregate of approximately 20,000 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its subsidiary, Quorum Health Resources, LLC, the Company provides management and consulting services to non-affiliated general acute-care hospitals located throughout the United States. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”

Community Health Systems, Inc. will hold a conference call on Wednesday, October 31, 2012, at 11:00 a.m. Central, 12:00 p.m. Eastern, to review financial and operating results for the third quarter ended September 30, 2012. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net, or at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through November 30, 2012. Copies of the Company’s current report on Form 8-K (including this press release) and conference call slide show will be available on the Company’s website at www.chs.net.

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CYH Announces Third Quarter 2012 Results

October 30, 2012

Forward-Looking Statements

Statements contained in this press release regarding expected operating results, acquisition transactions or divestitures and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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CYH Announces Third Quarter 2012 Results

October 30, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net operating revenues	$3,212,030	$2,945,477	$9,752,039	$8,900,387
Adjusted EBITDA (c)	477,254	453,512	1,495,843	1,372,883
Income from continuing operations (d), (e), (f), (g), (h)	58,758	95,800	260,643	280,279
Net income attributable to Community Health Systems, Inc. stockholders	44,233	74,304	203,066	171,017
Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (j):
Continuing operations (d), (e), (f), (g), (h)	$0.50	$0.87	$2.29	$2.51
Discontinued operations	—	(0.04)	(0.01)	(0.62)

Net income	$0.50	$0.83	$2.28	$1.89

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (j):
Continuing operations (d), (e), (f), (g), (h)	$0.49	$0.86	$2.27	$2.49
Discontinued operations	—	(0.04)	(0.01)	(0.61)

Net income	$0.49	$0.83	$2.27	$1.87

Weighted-average number of shares outstanding (i):
Basic	89,260	89,412	89,028	90,514
Diluted	90,009	89,858	89,465	91,256
Net cash provided by operating activities	$294,938	$235,550	$777,865	$820,235

For footnotes, see pages 12 and 13.

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CYH Announces Third Quarter 2012 Results

October 30, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2012		2011
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$3,696,661		$3,395,773
Provision for bad debts	484,631		450,296

Net operating revenues	3,212,030	100.0%	2,945,477	100.0%

Operating costs and expenses:
Salaries and benefits	1,525,111	47.5%	1,393,151	47.3%
Supplies	484,212	15.1%	459,146	15.6%
Other operating expenses	694,857	21.6%	623,608	21.2%
Electronic health records incentive reimbursement (f)	(30,622)	-1.0%	(40,227)	-1.4%
Rent	68,637	2.1%	64,481	2.2%
Depreciation and amortization	182,207	5.7%	161,515	5.5%

Total operating costs and expenses	2,924,402	91.0%	2,661,674	90.4%

Income from operations (f), (g), (h)	287,628	9.0%	283,803	9.6%
Interest expense, net	158,565	5.0%	159,480	5.4%
Loss from early extinguishment of debt	52,024	1.6%	—	0.0%
Equity in earnings of unconsolidated affiliates	(7,419)	-0.2%	(8,194)	-0.3%

Income from continuing operations before income taxes	84,458	2.6%	132,517	4.5%
Provision for income taxes	25,700	0.8%	36,717	1.2%

Income from continuing operations (f), (g), (h)	58,758	1.8%	95,800	3.3%

Discontinued operations, net of taxes:
Loss from operations of entities sold	—	0.0%	(3,103)	-0.2%
Impairment of hospitals sold	—	0.0%	—	0.0%
Loss on sale, net	—	0.0%	(66)	0.0%

Loss from discontinued operations, net of taxes	—	0.0%	(3,169)	-0.2%

Net income	58,758	1.8%	92,631	3.1%
Less: Net income attributable to noncontrolling interests	14,525	0.4%	18,327	0.6%

Net income attributable to Community Health Systems, Inc. stockholders	$44,233	1.4%	$74,304	2.5%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (j):
Continuing operations (f), (g), (h)	$0.50		$0.87
Discontinued operations	—		(0.04)

Net income	$0.50		$0.83

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (j):
Continuing operations (f), (g), (h)	$0.49		$0.86
Discontinued operations	—		(0.04)

Net income	$0.49		$0.83

Weighted-average number of shares outstanding (i):
Basic	89,260		89,412

Diluted	90,009		89,858

For footnotes, see pages 12 and 13.

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CYH Announces Third Quarter 2012 Results

October 30, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(in thousands, except per share amounts)

(Unaudited)

	Nine Months Ended September 30,
	2012		2011
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$11,226,580		$10,183,654
Provision for bad debts	1,474,541		1,283,267

Net operating revenues	9,752,039	100.0%	8,900,387	100.0%

Operating costs and expenses:
Salaries and benefits	4,547,532	46.6%	4,156,614	46.7%
Supplies	1,472,520	15.1%	1,366,242	15.4%
Other operating expenses	2,140,025	22.0%	1,893,138	21.3%
Electronic health records incentive reimbursement (f)	(73,592)	-0.8%	(40,227)	-0.5%
Rent	202,324	2.1%	190,082	2.1%
Depreciation and amortization	536,362	5.5%	481,046	5.4%

Total operating costs and expenses	8,825,171	90.5%	8,046,895	90.4%

Income from operations (d), (e), (f), (g), (h)	926,868	9.5%	853,492	9.6%
Interest expense, net	462,347	4.7%	485,928	5.5%
Loss from early extinguishment of debt	115,453	1.2%	—	0.0%
Equity in earnings of unconsolidated affiliates	(32,613)	-0.3%	(38,345)	-0.4%

Income from continuing operations before income taxes	381,681	3.9%	405,909	4.5%
Provision for income taxes	121,038	1.2%	125,630	1.4%

Income from continuing operations (d), (e), (f), (g), (h)	260,643	2.7%	280,279	3.1%

Discontinued operations, net of taxes:
Loss from operations of entities sold	(466)	0.0%	(4,546)	-0.1%
Impairment of hospitals sold	—	0.0%	(47,930)	-0.5%
Loss on sale, net	—	0.0%	(3,300)	0.0%

Loss from discontinued operations, net of taxes	(466)	0.0%	(55,776)	-0.6%

Net income	260,177	2.7%	224,503	2.5%
Less: Net income attributable to noncontrolling interests	57,111	0.6%	53,486	0.6%

Net income attributable to Community Health Systems, Inc. stockholders	$203,066	2.1%	$171,017	1.9%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (j):
Continuing operations (d), (e), (f), (g), (h)	$2.29		$2.51
Discontinued operations	(0.01)		(0.62)

Net income	$2.28		$1.89

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (j):
Continuing operations (d), (e), (f), (g), (h)	$2.27		$2.49
Discontinued operations	(0.01)		(0.61)

Net income	$2.27		$1.87

Weighted-average number of shares outstanding (i):
Basic	89,028		90,514

Diluted	89,465		91,256

For footnotes, see pages 12 and 13.

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CYH Announces Third Quarter 2012 Results

October 30, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income	$58,758	$92,631	$260,177	$224,503
Other comprehensive income (loss), net of income taxes:
Net change in fair value of interest rate swaps	8,254	2,722	28,766	30,199
Net change in fair value of available-for-sale securities	1,370	(4,029)	3,509	(2,692)
Amortization and recognition of unrecognized pension cost components	1,202	790	3,483	2,369

Other comprehensive income (loss)	10,826	(517)	35,758	29,876

Comprehensive income	69,584	92,114	295,935	254,379
Less: Comprehensive income attributable to noncontrolling interests	14,525	18,327	57,111	53,486

Comprehensive income attributable to Community Health Systems, Inc. stockholders	$55,059	$73,787	$238,824	$200,893

For footnotes, see pages 12 and 13.

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CYH Announces Third Quarter 2012 Results

October 30, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (b)

($ In thousands)

(Unaudited)

	For the Three Months Ended September 30,
	Consolidated			Same-Store
	2012	2011	%Change	2012	2011	%Change
Number of hospitals (at end of period)	135	130		130	130
Licensed beds (at end of period)	20,357	19,358		19,327	19,358
Beds in service (at end of period)	17,274	16,542		16,464	16,542
Admissions	173,108	164,842	5.0%	164,336	164,842	-0.3%
Adjusted admissions	355,672	334,644	6.3%	337,252	334,644	0.8%
Patient days	747,616	717,951		707,598	717,951
Average length of stay (days)	4.3	4.4		4.3	4.4
Occupancy rate (average beds in service)	47.1%	47.1%		46.7%	47.1%
Net operating revenues	$3,212,030	$2,945,477	9.0%	$3,063,944	$2,946,032	4.0%
Net inpatient revenues as a % of total net operating revenues before provision for bad debts	43.6%	44.5%		43.4%	44.5%
Net outpatient revenues as a % of total net operating revenues before provision for bad debts	54.6%	53.9%		54.8%	53.9%
Income from operations	$287,628	$283,803	1.3%	$297,361	$293,049	1.5%
Income from operations as a % of net operating revenues	9.0%	9.6%		9.7%	9.9%
Depreciation and amortization	$182,207	$161,515		$175,921	$161,515
Equity in earnings of unconsolidated affiliates	$(7,419)	$(8,194)		$(7,491)	$(8,194)
Liquidity Data:
Adjusted EBITDA (c)	$477,254	$453,512	5.2%
Adjusted EBITDA as a % of net operating revenues	14.9%	15.4%
Net cash provided by operating activities	$294,938	$235,550
Net cash provided by operating activities as a % of net operating revenues	9.2%	8.0%

For footnotes, see pages 12 and 13.

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CYH Announces Third Quarter 2012 Results

October 30, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (b)

($ In thousands)

(Unaudited)

	For the Nine Months Ended September 30,
	Consolidated			Same-Store
	2012	2011	%Change	2012	2011	%Change
Number of hospitals (at end of period)	135	130		130	130
Licensed beds (at end of period)	20,357	19,358		19,327	19,358
Beds in service (at end of period)	17,274	16,542		16,464	16,542
Admissions	528,445	509,508	3.7%	501,562	509,508	-1.6%
Adjusted admissions	1,065,547	998,959	6.7%	1,011,565	998,959	1.3%
Patient days	2,302,714	2,237,614		2,172,575	2,237,614
Average length of stay (days)	4.4	4.4		4.3	4.4
Occupancy rate (average beds in service)	48.9%	49.7%		48.6%	49.7%
Net operating revenues	$9,752,039	$8,900,387	9.6%	$9,266,128	$8,887,439	4.3%
Net inpatient revenues as a % of total net operating revenues before provision for bad debts	45.1%	46.6%		44.4%	46.7%
Net outpatient revenues as a % of total net operating revenues before provision for bad debts	53.1%	51.4%		53.8%	51.4%
Income from operations	$926,868	$853,492	8.6%	$896,540	$875,652	2.4%
Income from operations as a % of net operating revenues	9.5%	9.6%		9.7%	9.9%
Depreciation and amortization	$536,362	$481,046		$518,057	$481,046
Equity in earnings of unconsolidated affiliates	$(32,613)	$(38,345)		$(32,791)	$(38,345)
Liquidity Data:
Adjusted EBITDA (c)	$1,495,843	$1,372,883	9.0%
Adjusted EBITDA as a % of net operating revenues	15.3%	15.4%
Net cash provided by operating activities	$777,865	$820,235
Net cash provided by operating activities as a % of net operating revenues	8.0%	9.2%

For footnotes, see pages 12 and 13.

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CYH Announces Third Quarter 2012 Results

October 30, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$240,650	$129,865
Patient accounts receivable, net of allowance for doubtful accounts of $2,199,088 and $1,891,334 at September 30, 2012 and December 31, 2011, respectively	2,091,217	1,834,167
Supplies	364,972	346,611
Prepaid income taxes	20,233	101,389
Deferred income taxes	89,797	89,797
Prepaid expenses and taxes	132,807	112,613
Other current assets	267,735	231,647

Total current assets	3,207,411	2,846,089

Property and equipment	9,981,776	9,369,528
Less accumulated depreciation and amortization	(2,875,982)	(2,513,552)

Property and equipment, net	7,105,794	6,855,976

Goodwill	4,397,473	4,264,845

Other assets, net	1,530,477	1,241,930

Total assets	$16,241,155	$15,208,840

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$99,194	$63,706
Accounts payable	809,255	748,997
Accrued interest	110,864	110,121
Accrued liabilities	961,910	988,315

Total current liabilities	1,981,223	1,911,139

Long-term debt	9,472,869	8,782,798

Deferred income taxes	704,725	704,725

Other long-term liabilities	999,080	949,990

Total liabilities	13,157,897	12,348,652

Redeemable noncontrolling interests in equity of consolidated subsidiaries	370,514	395,743

EQUITY
Community Health Systems, Inc. stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 92,161,852 shares issued and 91,186,303 shares outstanding at September 30, 2012 and 91,547,079 shares issued and 90,571,530 shares outstanding at December 31, 2011	922	915
Additional paid-in capital	1,104,570	1,086,008
Treasury stock, at cost, 975,549 shares at September 30, 2012 and December 31, 2011	(6,678)	(6,678)
Accumulated other comprehensive loss	(148,721)	(184,479)
Retained earnings	1,704,396	1,501,330

Total Community Health Systems, Inc. stockholders’ equity	2,654,489	2,397,096
Noncontrolling interests in equity of consolidated subsidiaries	58,255	67,349

Total equity	2,712,744	2,464,445

Total liabilities and equity	$16,241,155	$15,208,840

For footnotes, see pages 12 and 13.

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CYH Announces Third Quarter 2012 Results

October 30, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities
Net income	$260,177	$224,503
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	536,362	485,917
Stock-based compensation expense	30,708	31,588
Loss on sale, net	—	3,300
Impairment of hospitals sold	—	47,930
Loss from early extinguishment of debt	115,453	—
Excess tax benefit relating to stock-based compensation	(1,545)	(4,616)
Other non-cash expenses, net	22,482	14,279
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(227,814)	(90,805)
Supplies, prepaid expenses and other current assets	(68,247)	(31,455)
Accounts payable, accrued liabilities and income taxes	103,156	146,166
Other	7,133	(6,572)

Net cash provided by operating activities	777,865	820,235

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(312,927)	(209,451)
Purchases of property and equipment	(557,469)	(532,845)
Proceeds from disposition of hospitals and other ancillary operations	—	172,578
Proceeds from sale of property and equipment	4,808	9,251
Increase in other investments	(222,164)	(130,980)

Net cash used in investing activities	(1,087,752)	(691,447)

Cash flows from financing activities
Proceeds from exercise of stock options	5,750	18,880
Repurchase of restricted stock shares for payroll tax withholding requirements	(9,165)	—
Deferred financing costs	(135,647)	(100)
Excess tax benefit relating to stock-based compensation	1,545	4,616
Stock buy-back	—	(85,790)
Proceeds from noncontrolling investors in joint ventures	535	1,229
Redemption of noncontrolling investments in joint ventures	(39,709)	(4,784)
Distributions to noncontrolling investors in joint ventures	(60,676)	(49,928)
Borrowings under credit agreements	5,924,377	83,000
Issuance of long-term debt	3,825,000	—
Proceeds from receivables facility	300,000	—
Repayments of long-term indebtedness	(9,391,338)	(128,768)

Net cash provided by (used in) financing activities	420,672	(161,645)

Net change in cash and cash equivalents	110,785	(32,857)
Cash and cash equivalents at beginning of period	129,865	299,169

Cash and cash equivalents at end of period	$240,650	$266,312

For footnotes, see pages 12 and 13.

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CYH Announces Third Quarter 2012 Results

October 30, 2012

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)	The following table provides information needed to calculate income per share, which is adjusted for income attributable to noncontrolling interests (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Income from continuing operations attributable to Community Health Systems, Inc. common stockholders:
Income from continuing operations, net of taxes	$58,758	$95,800	$260,643	$280,279
Less: Income from continuing operations attributable to noncontrolling interests, net of taxes	14,525	18,327	57,111	53,486

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders - basic and diluted	$44,233	$77,473	$203,532	$226,793

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
Loss from discontinued operations, net of taxes	$—	$(3,169)	$(466)	$(55,776)
Less: Loss from discontinued operations attributable to noncontrolling interests, net of taxes	—	—	—	—

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders - basic and diluted	$—	$(3,169)	$(466)	$(55,776)

(b)	Continuing operating results exclude discontinued operations for the three and nine months ended September 30, 2012 and 2011. Both financial and statistical results exclude entities in discontinued operations for all periods presented.
(c)	EBITDA consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain/loss from early extinguishment of debt and net income attributable to noncontrolling interests. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with U.S. GAAP. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the condensed consolidated financial statements (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Adjusted EBITDA	$477,254	453,512	$1,495,843	1,372,883
Interest expense, net	(158,565)	(159,480)	(462,347)	(485,928)
Provision for income taxes	(25,700)	(36,717)	(121,038)	(125,630)
Loss from operations of entities sold, net of taxes	—	(3,103)	(466)	(4,546)
Other non-cash expenses, net	15,596	20,901	51,645	46,123
Net changes in operating assets and liabilities, net of effects of acquisitions and divestitures	(13,647)	(39,563)	(185,772)	17,333

Net cash provided by operating activities	$294,938	$235,550	$777,865	820,235

Footnotes continued on the next page.

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CYH Announces Third Quarter 2012 Results

October 30, 2012

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(d)	Included in non-same-store income from operations and income from continuing operations for the nine months ended September 30, 2012, is approximately $102 million of net operating revenue and approximately $9 million of related expenses from an industry-wide settlement with the United States Department of Health and Human Services and Centers for Medicare and Medicaid Services based on a claim that acute-care hospitals in the U.S. were underpaid from the Medicare inpatient prospective payment system in federal fiscal years 1999 through 2011. The underpayments resulted from calculations related to the rural floor budget neutrality adjustments implemented in connection with the Balanced Budget Act of 1997. In addition, included in net income attributable to noncontrolling interests is approximately $3 million related to this settlement. Also included is an unfavorable adjustment to net operating revenue of approximately $21 million related to the newly issued Supplemental Security Income ratios for federal fiscal years 2006 through 2009 utilized for calculating Medicare Disproportionate Share Hospital reimbursements. These adjustments resulted in an after-tax benefit to net income of $0.48 per share (diluted).
(e)	Included in income from operations and income from continuing operations for the nine months ended September 30, 2012, is a pre-tax adjustment to establish an accrual of $14 million, resulting in an after-tax charge to net income of $0.10 per share (diluted), for certain legal matters.
(f)	Included in income from operations and income from continuing operations for the three and nine months ended September 30, 2012, is the Electronic Health Records incentive reimbursement, which represents reimbursement from Medicaid and Medicare related to certain of the Company’s hospitals and Medicare and Medicaid for certain employed physicians. Total costs and expenses related to the implementation of electronic health records were approximately $23.5 million and $46.9 million, including depreciation and amortization of approximately $11.1 million and $25.0 million, for the three and nine months ended September 30, 2012, respectively. Total costs and expenses related to the implementation of electronic health records were approximately $7.8 million and $15.0 million for the three and nine months ended September 30, 2011, respectively. No depreciation and amortization expense was incurred during the three and nine months ended September 30, 2011.
(g)	Included in non-same-store income from operations and income from continuing operations are pre-tax legal and other costs, offset by insurance recoveries beginning in June 2012, related to the Tenet Healthcare Corporation (“Tenet”) lawsuit, governmental investigation and shareholder lawsuits of $1.6 million and $6.1 million for the three months ended September 30, 2012 and 2011, respectively, and $3.0 million and $12.3 million for the nine months ended September 30, 2012 and 2011, respectively.
(h)	Also included in income from operations and income from continuing operations are pre-tax charges related to acquisition costs (other than Tenet) of $2.5 million and $2.4 million for the three months ended September 30, 2012 and 2011, respectively, and $9.1 million and $8.0 million for the nine months ended September 30, 2012 and 2011, respectively.
(i)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Weighted-average number of shares outstanding - basic	89,260	89,412	89,028	90,514
Add effect of dilutive securities:
Stock awards and options	749	446	437	742

Weighted-average number of shares outstanding - diluted	90,009	89,858	89,465	91,256

(j)	Total per share amounts may not add due to rounding.

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CYH Announces Third Quarter 2012 Results

October 30, 2012

Regulation FD Disclosure

The following tables set forth selected information concerning the Company’s updated projected consolidated operating results for the year ending December 31, 2012. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. This 2012 guidance reaffirms the Company’s previous guidance for 2012 provided on July 25, 2012, modified to reflect certain changes as detailed in the guidance assumptions below. See page 16 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	2012 Projection Range			2011 Actual
Net operating revenues less provision for bad debts (in millions) *	$12,800	to	$13,200	$11,906	*
Adjusted EBITDA (in millions)	$1,965	to	$1,990	$1,837
Income from continuing operations per share - diluted	$3.80	to	$3.95	$3.33	**
Same-store hospital annual adjusted admissions growth	-0.5%	to	1.5%	-0.7%
Weighted-average diluted shares (in millions)	90	to	91	91

*	Any reference to net operating revenues means net operating revenues less provision for bad debts.
**	Excludes loss on early extinguishment of debt.

The following assumptions were used in developing the 2012 guidance provided above:

•

Effective January 1, 2012, the Company adopted Accounting Standards Update 2011-07, which requires the provision for bad debts expense associated with patient service revenue to be presented as an offset to the patient service revenue line item in the statement of operations. 2012 projection range and restated 2011 actual net operating revenues are presented net of projected and actual provision for bad debts, respectively.

•

The Company’s 2012 projection includes an aggregate $80 million of net operating revenues and $0.38 per share (diluted) of adjustments recognized in our operating results for the three months ended March 31, 2012, related to the Rural Floor Budget Neutrality Adjustment, the Supplemental Security Income payment update and the accrual of certain legal matters not previously included in our guidance.

•	The Company’s projection excludes loss on early extinguishment of debt.

•

The Company’s previously issued 2012 guidance for Adjusted EBITDA has been reduced by approximately 50 basis points, and its income from continuing operations per share (diluted) has been reduced by approximately $0.07, as a result of California no longer expecting an approved managed care component of its provider tax program during the second half of 2012. Currently, final approval from CMS on this component of California’s program is anticipated to occur in the first half of 2013.

•

Expressed as a percent of net operating revenues, Health Information Technology (HITECH) electronic health records incentive reimbursement for 2012 is projected to be approximately 0.8% to 0.9%. Electronic health records-related total costs and expenses for 2012, expressed as a percentage of net operating revenues, are projected to be approximately 0.4% to 0.6%, including depreciation and amortization, expressed as a percentage of net operating revenues, of approximately 0.2% to 0.3%. The projections related to HITECH incentive reimbursement and the related costs are based on the assumption that approximately one-third of our hospitals are Stage 1 compliant by September 30, 2012.

•	2012 projection includes four acquisitions which have closed prior to September 30, 2012.

•	Projected 2012 same-store hospital annual adjusted admissions growth does not take into account service closures and other unusual events.

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CYH Announces Third Quarter 2012 Results

October 30, 2012

•

Expressed as a percentage of net operating revenues, depreciation and amortization is projected to be approximately 5.6% to 5.8% for 2012; however, this is a fixed cost and the percentages may vary as revenue varies. Such amounts exclude the possible impact of any future hospital fixed asset impairments.

•	2012 projection includes an estimate of $0.05 to $0.07 per share (diluted) of acquisition costs that are required to be expensed.

•	The Company’s 2012 projection does not take into account resolution of government investigations or other significant legal settlements not resolved at October 30, 2012.

•

For the purpose of providing interest expense guidance, the Company has included approximately $10 million of additional interest expense for the remainder of 2012 as a result of the following: the issuance, in August 2012, of $1.6 billion 5.125% Senior Secured Notes, the proceeds of which were used to repay non-extended term loans under our Credit Agreement, which bore interest at a variable rate approximating 2.50% at the time of repayment; and the modification, on August 22, 2012, extending the maturity of $340 million of term loans from July 25, 2014 to January 25, 2017. Including these transactions, interest expense, expressed as a percentage of net operating revenues, is projected to be approximately 4.8% to 4.9% for 2012; however, these percentages will vary as revenue and interest rates vary.

•	Total fixed rate debt, including swaps, is expected to average approximately 82% to 86% of total debt during the 4th quarter of 2012.

•

On December 14, 2011, the Company adopted a new open market repurchase program for up to four million shares of the Company’s common stock, not to exceed $100 million in purchases. The new repurchase program will conclude at the earliest of three years, when the maximum number of shares has been repurchased, or when the maximum dollar amount has been expended. Through October 30, 2012, no shares have been repurchased and retired under this repurchase plan.

•	Expressed as a percentage of net operating revenues, equity in earnings of unconsolidated affiliates is projected to be approximately 0.3% to 0.4% for 2012.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests is projected to be approximately 0.5% to 0.6% for 2012.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax is projected to be approximately 31.0% to 33.0% for 2012.

•	Capital expenditures are projected as follows (in millions):

2012 Guidance
Total	$800	to	$850

•	Net cash provided by operating activities is projected as follows (in millions):

2012 Guidance
Total	$1,200	to	$1,300

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CYH Announces Third Quarter 2012 Results

October 30, 2012

The projections set forth in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this filing.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation and effect of adopted and potential federal and state healthcare legislation;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and Federal and State False Claims Act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care provider contracts could result in disputes and changes in reimbursement that could be applied retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other health care workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully acquire additional hospitals or complete divestitures;

•	our ability to successfully integrate any acquired hospitals or to recognize expected synergies from such acquisitions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs; and

•	the other risk factors set forth in our public filings with the Securities and Exchange Commission.

The consolidated operating results for the three and nine months ended September 30, 2012, are not necessarily indicative of the results that may be experienced for any such future period or for any future year.

The Company cautions that the projections for calendar year 2012 set forth in this press release are given as of the date hereof based on currently available information. The Company is not undertaking any obligation to update these projections as conditions change or other information becomes available.

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